EXHIBIT 2.1
                   SHARE EXCHANGE AND REORGANIZATION AGREEMENT

      THIS SHARE EXCHANGE AND REORGANIZATION AGREEMENT (this "Agreement"), effective as of February 28th 2005, (the "Effective Date"), is entered into by and between the shareholders of Dairy Fresh Technologies Ltd., a Canadian company ("DAIRY"), as listed on Exhibit A hereto (the "Shareholders"), 6351492 CANADA INC., a Canadian corporation and a wholly owned subsidiary of Northwest ("Canada Inc.") and Northwest Horizon Inc, a Nevada corporation ("Northwest").

      AND WHEREAS, the Shareholders are the registered and beneficial owners of all of the issued and outstanding shares of Common Stock of DAIRY (the "DAIRY Shares");

      AND WHEREAS, Canada Inc. is a wholly owned subsidiary of Northwest;

      AND WHEREAS, Northwest is a publicly reporting company registered with the U.S. Securities and Exchange Commission, whose common stock does not currently trade but intends to trade subsequent to the acquisition of Dairy by Canada Inc.;

      AND WHEREAS, Canada Inc. desires to acquire all of the DAIRY Shares in exchange for exchangeable shares of Canada Inc. ("Canada Inc. Shares") (the "Share Exchange") which shares are exchangeable into 9,250,000 restricted shares of the common stock of Northwest (the "Northwest Shares");

      AND WHEREAS, the parties to this Agreement have agreed to the Share Exchange subject to the terms and conditions set forth below.

      NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. The following terms shall have the following respective meanings:

      (a) "Closing" shall mean the release of the Canada Inc. Shares to the Shareholders and the DAIRY Shares to Canada Inc. upon completion of the terms and conditions of this Agreement, which shall be held at the offices of Finkelstein Capital Inc. at 1 Place Ville-Marie Suite, Montreal, Quebec, H3B 4R4 on February 28, 2005 (the "Closing Date");

      (b) "DAIRY" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

      (c) "DAIRY Shares" shall have the meaning ascribed thereto in the second paragraph of this Agreement;

      (d) "Effective Date" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

      (e) "Escrow Agent" shall have the meaning ascribed thereto in Section 2.02(c) hereof;

      (f) "Escrow Agreement" shall mean that certain Escrow Agreement to be entered into simultaneously with this Agreement by and among DAIRY, Canada Inc. and Joseph I. Emas, Esq. Attorney;

      (g) the "Financial  Statements" shall have the meaning ascribed thereto in
Section 3.10 hereto;

      (h) "Share Exchange" shall have the meaning ascribed thereto in the fifth paragraph of this Agreement;

      (i) "Shareholders" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

      (j) "Canada Inc." shall have the meaning ascribed thereto in the first paragraph of this Agreement;

      (k) "Canada Inc. Shares" shall have the meaning ascribed thereto in the fifth paragraph of this Agreement;

      (l) "Northwest" shall have the meaning ascribed thereto in the first paragraph of this Agreement;


      (m) "Northwest Shares" shall have the meaning ascribed thereto in the fifth paragraph of this Agreement;

      (n)  "Subsequent  Exchange"  shall have the  meaning  ascribed  thereto in
Section 2.01 hereof;


      (o)  "Acquisition  Proposal"  shall have the meaning  ascribed  thereto in
Section 6.06 hereof.

                                   ARTICLE II
                                EXCHANGE OF STOCK

Section 2.01. Exchange. Upon the terms and subject to the conditions of this Agreement, the Shareholders agree to exchange the DAIRY Shares for the Canada Inc. Shares and Canada Inc. agrees to exchange the Canada Inc. Shares for the DAIRY Shares at the Closing. The parties intend that the Share Exchange and the subsequent exchange of the Canada Inc. Shares for the Northwest Shares (the "Subsequent Exchange") shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code. However, neither Canada Inc. not Northwest makes any representations or warranties regarding the qualification of the Share Exchange or the Subsequent Exchange as "tax free". Canada Inc. and Northwest shall cooperate with DAIRY in executing any reasonably necessary documents to qualify the Share Exchange and the Subsequent Exchange as tax free, so far as such agreements do not or could not cause Canada Inc. or Northwest or their shareholders to incur any liability or further obligation.

Section 2.02. Delivery of Stock; Escrow.(a) Upon the execution hereof, the Shareholders shall deliver to the Escrow Agent all of the stock certificates representing the DAIRY Shares, duly endorsed in blank and accompanied by a medallion signature guarantee;

      (b) Upon execution hereof, Canada Inc. shall deliver to the Escrow Agent stock certificates representing the Canada Inc. Shares in the names and denominations as set forth on Exhibit B hereto, with the express understanding and agreement of all parties hereto that in the event that the Closing does not occur and the Canada Inc. Shares are returned to Canada Inc. by the Escrow Agent pursuant to the Escrow Agreement, then Canada Inc. may present the Canada Inc. Shares to its transfer agent for cancellation without any signed stock powers from any of the Shareholders. If the Closing does not occur the DAIRY Shares shall be returned to the Shareholders.

      (c) Upon execution hereof, Northwest shall deliver to the Escrow Agent stock certificates representing the Northwest Shares in the names and denominations as set forth on Exhibit B hereto, with the express understanding and agreement of all parties hereto that in the event that the Closing does not occur and the Northwest Shares are returned to Northwest by the Escrow Agent pursuant to the Escrow Agreement, then Northwest may present the Northwest Shares to its transfer agent for cancellation without any signed stock powers from any of the Shareholders. If the Closing does not occur the DAIRY Shares shall be returned to the Shareholders.

(c) The execution and delivery of this Agreement shall take place at the offices of Finkelstein Capital Inc. at 1 Place Ville-Marie Suite, Montreal, Quebec, H3B 4R4 on February 28, 2005; or by counterpart signatures to be sent to such offices by facsimile transmission to 514-448-5165. All documents and instruments required to be delivered at the Closing shall be delivered into escrow to be held by Joseph I. Emas, Esq.. (the "Escrow Agent"), pursuant to the Escrow Agreement, pending completion of the covenants and conditions to Closing as set forth in Articles V, VI and VII hereto.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

The Shareholders, jointly and severely, represent and warrant to Canada, Inc. and Northwest as follows:

Section 3.01. Organization, Standing and Authority; Foreign Qualification. (a) DAIRY is a corporation duly organized, validly existing and in good standing under the laws of Canada with all requisite power and authority to enter into, and perform the obligations under this Agreement. DAIRY has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b) The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth in Schedule 3.01 which are the only jurisdictions in which such qualification or authorization is required by law. No other jurisdiction has claimed, in writing or otherwise, that DAIRY is required to qualify or otherwise be licensed therein. Except as set forth in Schedule 3.01, DAIRY does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02. Capitalization. Schedule 3.02 sets forth the authorized capitalization of DAIRY and the ownership of each outstanding share of Common Stock, which is the only class of the Company's capital stock that is outstanding. All of the outstanding shares of Common Stock of DAIRY are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 3.03. Certificate of Incorporation and By-Laws. The Shareholders have heretofore delivered to Canada Inc. true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the appropriate official for Canadian Corporations) and By-laws or comparable instruments (certified by the corporate secretary thereof) of DAIRY. The minute books of DAIRY accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04. Execution and Delivery. This Agreement has been duly executed and delivered by each Shareholder and each constitutes the valid and binding agreement of each Shareholder enforceable against the Shareholders in accordance with its terms.

Section 3.05. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require any Shareholder or DAIRY to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.06. No Conflict. The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not
(a) violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of DAIRY; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and Contract to which any Shareholder or DAIRY is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any Shareholder or DAIRY or upon the DAIRY Shares or the properties or business of DAIRY; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any Shareholder or DAIRY; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit.

Section 3.07. Title to Stock. Each Shareholder has valid title to their respective portion of the DAIRY Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim. Upon delivery of the DAIRY Shares to be made on the Closing Date as herein provided, Canada Inc. shall acquire good and marketable title thereto, free and clear of any Lien, including, without limitation, any community property claim.

Section 3.08. Options or Other Rights. (a) There is no outstanding right, subscription, warrant, call DAIRY preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from any Shareholder or from DAIRY any of the outstanding, unauthorized or treasury shares of the Common Stock of DAIRY; except as otherwise specified in schedule "A" attached; and (b) there is no outstanding security of any kind convertible into any security of DAIRY, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the DAIRY Shares.

Section 3.09. Material Information. This Agreement, the Schedules hereto, the Financial Statements of DAIRY and all other information provided in writing by the Shareholders or DAIRY or representatives thereof to Canada Inc., and Northwest taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to Canada Inc. or to Northwest in writing which, individually or in the aggregate, could have a material adverse effect on DAIRY or a material adverse effect on the ability of any Shareholder to perform any of his or her obligations pursuant to this Agreement.

Section 3.10. Financial Statements. The Shareholders have or will have prior to the Closing furnished to Canada Inc. certain financial statements of DAIRY as set forth in Section 5.11 hereof (the "Financial Statements"). The Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of DAIRY and the results of its operations for the period then ended and shall be prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis. DAIRY represents that it will cooperate with any subsequent Financial Statements required by Northwest in order for Northwest to be compliant in its reporting obligations pursuant to the Securities Exchange Act of 1934, as amended.

Section 3.11. Absence of Certain Changes. Since the date of the Financial Statements, there has been no event, change or development which could have a material adverse effect on DAIRY.

Section 3.12. Undisclosed Liabilities. Except as reflected or reserved against in the Financial Statements, as of and for the period reflected therein, DAIRY was not on that date subject to, and since that date DAIRY has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement ("Liabilities"), which individually or in the aggregate exceeds $10,000.

Section 3.13. Operations of the Company. Except as contemplated by this Agreement, or as otherwise specified in schedule "B" and itemized with respect to section 3.13 paragraphs (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), and
(k), since the date of the Financial Statements, DAIRY has not (a) amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; (b) issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness; (c) incurred any indebtedness for borrowed money or incurred or assumed any other Liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $25,000 in the aggregate; (d) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders; (e) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles; (f) made any loan or advance to any of its stockholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business; (g) entered into any lease (as lessor or lessee) under which DAIRY is obligated to make or would receive payments in any one year of $10,000 or more; sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any Lien on any of its assets or properties; entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 3.17;
(h) made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity; (i) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
(j) terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, Liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of DAIRY; or (k) entered into any other contract or other transaction that materially increases the Liabilities of DAIRY.

Section 3.14 Compliance with Laws. DAIRY is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on DAIRY, neither DAIRY or any Shareholder has received written notice that any violation is being alleged.

Section 3.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving DAIRY, or against or involving any of the DAIRY Shares. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of any of the Shareholders threatened against or involving DAIRY.

Section 3.16. Contracts. (a) Schedule 3.16 sets forth all of the contracts hereinafter in this Section 3.16 referred to, to which DAIRY is a party or by or to which DAIRY or its assets or properties are bound or subject:

      (i) Contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue DAIRY of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of DAIRY, or to any other entity in which DAIRY or Seller has an interest;

      (ii) Contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or redetermination clause or that can be cancelled without liability, premium or penalty only on ninety days' or more notice;

      (iii) Contract for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its or their assets or properties;

      (iv) Contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of Contracts);

      (v) Contracts relating to the acquisition by DAIRY of any operating business of, or the disposition of any operating business by, any other Person;

      (vi) executory Contracts relating to the disposition or acquisition of any investment or of any interest in any Person;

      (vii) Contracts under which it agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;

      (viii)Contracts containing covenants of DAIRY not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with DAIRY in any line of business or in any geographical area;

      (ix)  Contracts relating to the making of any loan by DAIRY;

      (x) Contracts relating to the borrowing of money by DAIRY or the direct or indirect guaranty by DAIRY of any obligation for, or an agreement by DAIRY to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation, (a) any Contract relating to the maintenance of DAIRY balances, (b) any Contract with respect to lines of credit, (c) any Contract to advance or supply funds to any other Person other than in the ordinary course of business, (d) any Contract to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, (e) any keep-well, make-whole or maintenance of working capital or earnings or similar Contract, or (f) any guaranty with respect to any lease or other similar periodic payments to be made by any other Person;

      (xi) Contracts for or relating to computers, computer equipment, computer software or computer services; and (xii) any other material Contract whether or not made in the ordinary course of business.

      (b) There have been delivered or made available to Canada Inc. true, correct and complete copies of each of the contracts set forth in Schedule 3.17 or in any other Schedule. Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither DAIRY nor any of DAIRY's other affiliates, as the case may be, is in default in any respect under any of them.

Section 3.17. Liens. DAIRY has marketable title to all of its assets and properties free and clear of any lien.

Section 3.18. Officers, Directors and Key Employees. Except as specified in Schedule "D" attached, DAIRY does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $25,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $5,000; and DAIRY does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of DAIRY, including the aggregate cost to DAIRY of all such commitments or contracts.

Section 3.19. Brokerage. As a result of the transaction 1,500,000 shares of common stock of Canada Inc. will be issued by Canada Inc. to pay a finders fee to Finkelstein Capital et.al.

Section 2.20. Representations Complete. None of the representations or warranties made by the Shareholders herein or in any Schedule hereto, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Shareholders to Canada, Inc. and Northwest has been prepared in good faith on the basis of assumptions Shareholders believe are reasonable and supportable.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF CANADA INC.

Canada Inc. represents and warrants to the Shareholders as follows:

Section 4.01. Organization, Standing and Authority of Canada Inc. Canada Inc. is a corporation duly organized, validly existing and in good standing under the laws of Canada with all requisite power and authority to enter into, and perform the obligations under this Agreement. Canada Inc. has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

Section 4.02. Execution and Delivery. This Agreement has been duly authorized, executed and delivered by Canada Inc. and constitutes the valid and binding agreement of Canada Inc. enforceable against Canada Inc. in accordance with its terms.

Section 4.03. Consents and Approvals. The execution, delivery and performance by Canada Inc. of this Agreement and the consummation by Canada Inc. of the transactions contemplated hereby do not require Canada Inc. to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 4.04. No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (a) violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Canada Inc.; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Canada Inc. is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Canada Inc. or upon the securities, assets or business of Canada Inc.; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Canada Inc. or to the securities, properties or business of Canada Inc..

Section 4.05. Capitalization. Schedule 4.05 sets forth the authorized capitalization of Canada Inc. which is the only class of the Company's capital stock outstanding, as of the date of this Agreement. There are no outstanding options or warrants of Canada Inc All of the outstanding shares of Canada Inc.'s common stock, numbering no more and no less than 100 shares as at closing, are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and all such shares issued are held by Northwest.

Section 4.06. Certificate of Incorporation and By-Laws. Canada Inc. has heretofore delivered to DAIRY true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Canada Inc.. The minute books of Canada Inc. accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees.

Section 4.08. Status of Canada Inc. Shares. Upon consummation of the transactions contemplated by this Agreement, the Canada Inc. Shares to be issued to the Shareholders, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of any and all liens, claims or encumbrances.

Section 4.09 No Bankruptcy. Neither Canada Inc. nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 4.10 Absence of Certain Changes. Since incorporation, there has not been any material adverse change in the financial condition, assets or liabilities of Canada Inc., and Canada Inc. has not:

(a) Engaged in any material transaction outside the ordinary course of business;
(b) Made any capital expenditures other than in the ordinary course of business;
(c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates, as may be necessary to comply with
Section 8.06 of this  Agreement.
(d) Made any material change in any method of accounting or accounting practice;
(e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

(f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;
(g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;
(h) Agreed,  whether in writing or  otherwise,  to do any of the  foregoing;  or
(i)Suffered any labor trouble or any controversies with any of its employees, or
(j) Entered into any contract, granting of option, future promise or contingent commitment with any director, shareholder, or any other third party for an aggregate amount in excess of $10,000.00.

Section 4.11 Contracts and Commitments. All agreements which materially affect Canada Inc. to which Canada Inc. is a party or by which Canada Inc. or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by Canada Inc. (collectively the "Contracts") with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934. Canada Inc. is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 4.12 Compliance with Laws. Canada Inc. is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Canada Inc. and Canada Inc. has not received written notice that any violation is being alleged.

Section 4.14 Stop Trade Orders. To Canada Inc.'s knowledge, there are no pending, and there have never been any, stop trade orders issued against Canada Inc. or any of its directors or officers or those of any affiliates of Canada Inc. by any securities regulatory authority in the United States.

Section 4.15 Regulatory Investigations. To Canada Inc.'s knowledge, there are no investigations or inquiries pending against Canada Inc. or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

Section 4.16 Corporate Records. All of the minute books and corporate and financial records of Canada Inc. are, or prior to the Closing will be, in all material respects, complete, up to date and accurate

Section 4.17. Material Information. This Agreement, the Schedules hereto and all other information provided in writing by Canada Inc. or its representatives thereof to the shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Canada Inc. or a material adverse effect on the ability of Canada Inc. to perform any of its obligations pursuant to this Agreement.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF NORTHWEST.

Northwest represents and warrants to the Shareholders as follows:

Section 5.01. Organization, Standing and Authority of Northwest. Northwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by Northwest on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 5.02. Execution and Delivery. This Agreement has been duly authorized, executed and delivered by Northwest and constitutes the valid and binding agreement of Northwest enforceable against Northwest in accordance with its terms.

Section 5.03. Consents and Approvals. The execution, delivery and performance by Northwest of this Agreement and the consummation by Northwest of the transactions contemplated hereby do not require Northwest to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 5.04. No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (a) violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Northwest; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Northwest is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Northwest or upon the securities, assets or business of Northwest; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Northwest or to the securities, properties or business of Northwest.

Section 5.05. Capitalization. Schedule 5.05 sets forth the authorized capitalization of Northwest which is the only class of the Company's capital stock outstanding, as of the date of this Agreement. There are no outstanding options or warrants of Northwest, save for those disclosed in Schedule 5.05. All of the outstanding shares of Northwest's common stock, numbering no more and no less than 2,400,000 shares as at closing, are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and all such shares issued during the last 24 months were issued in compliance with all applicable U.S. securities laws.

Section 5.06. Brokerage. No broker or finder has acted, directly or indirectly, for Northwest, nor has Northwest incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement, except for an obligation of Northwest to pay up to $25,000 to Finkelstein Capital for legal fees incurred in the preparation of this Agreement.

Section 5.07. Certificate of Incorporation and By-Laws. Northwest has heretofore delivered to DAIRY true, correct and complete copies of the Certificate or Articles of Incorporation (certified by the Secretary of State) and By-laws or comparable instruments (certified by the corporate secretary thereof) of Northwest. The minute books of Northwest accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees.

Section 5.08. Status of Northwest Shares. Upon consummation of the transactions contemplated by this Agreement, the Northwest Shares to be issued to the transfer agent, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of any and all liens, claims or encumbrances.

Section 5.09 No Bankruptcy. Neither Northwest nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 5.10 Absence of Certain Changes. Since December 1, 2004, there has not been any material adverse change in the financial condition, assets or liabilities of Northwest, and Northwest has not:

(a) Engaged in any material transaction outside the ordinary course of business;
(b) Made any capital expenditures other than in the ordinary course of business;
(c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates, as may be necessary to comply with
Section 8.06 of this  Agreement.
(d) Made any material change in any method of accounting or accounting practice;
(e) Incurred any material indebtedness or leasehold expense in excess of $5,000;
(f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;
(g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;
(h) Agreed,  whether in writing or  otherwise,  to do any of the  foregoing;  or
(i)Suffered any labor trouble or any controversies with any of its employees, or
(j) Entered into any contract, granting of option, future promise or contingent commitment with any director, shareholder, or any other third party for an aggregate amount in excess of $10,000.00.

Section 5.11 Contracts and Commitments. All agreements which materially affect Northwest to which Northwest is a party or by which Northwest or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by Northwest (collectively the "Contracts") with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934. Northwest is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 5.12 Compliance with Laws. Northwest is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Northwest and Northwest has not received written notice that any violation is being alleged.

Section 5.14 Stop Trade Orders. To Northwest's knowledge, there are no pending, and there have never been any, stop trade orders issued against Northwest or any of its directors or officers or those of any affiliates of Northwest by any securities regulatory authority in the United States.

Section 5.15 Regulatory Investigations. To Northwest's knowledge, there are no investigations or inquiries pending against Northwest or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

Section 5.16 Corporate Records. All of the minute books and corporate and financial records of Northwest are, or prior to the Closing will be, in all material respects, complete, up to date and accurate

Section 5.17. Material Information. This Agreement, the Schedules hereto and all other information provided in writing by Northwest or its representatives thereof to the shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Northwest or a material adverse effect on the ability of Northwest to perform any of its obligations pursuant to this Agreement.

Section 5.18. Brokerage. As a result of the transaction 1,500,000 shares of Northwest will be issued by Northwest to pay a finders fee to Finkelstein Capital et.al.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

The Shareholders, Canada Inc.  and Northwest covenant and agree as follows:

Section 6.01. Conduct of Business in the Ordinary Course. From the date hereof through the Closing Date, the Shareholders shall cause DAIRY to conduct its business substantially in the manner in which it is currently conducted and, without the prior written consent of Northwest, not to undertake any of the actions specified in Section 3.11 nor enter into any Contract described in
Section 3.17.

Section 6.02. Preservation of Permits and Services. From the date hereof through the Closing Date, the Shareholders shall cause DAIRY to use its best efforts and Northwest shall use its best efforts to preserve any permits in full force and effect and to keep available the services of their respective present officers, employees, consultants and agents and preserve their goodwill.

Section 6.03.  Litigation.

(a) From the date hereof through the Closing Date, the Shareholders shall notify Northwest promptly of any actions or proceedings of the type described in
Section 3.15 that from the date hereof are threatened or commenced against DAIRY or against any officer, director, employee, properties or assets of DAIRY with respect to its affairs, or against any of the DAIRY Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

(b) From the date hereof through the Closing Date, Canada Inc. and Northwest shall notify the Shareholders promptly of any actions, suits or claims or legal, regulatory, administrative or arbitration proceedings that from the date hereof are threatened or commenced against Canada Inc. or Northwest or against any officer, director, employee, properties or assets of Canada Inc. or Northwest with respect to their affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04. Conduct of the Shareholders, DAIRY, Canada Inc. and Northwest Pending the Closing. From the date hereof through the Closing Date, (a) the Shareholders shall use, and the Shareholders shall cause DAIRY to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (b) Canada Inc. and Northwest shall use their best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV and Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, (c) the Shareholders shall promptly notify Northwest of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by the Shareholders, and (d) Canada Inc. and Northwest shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Canada Inc. or Northwest

Section 6.05. Corporate Examinations and Investigations. Prior to the Closing Date, Northwest shall be entitled, through its employees and representatives, to make such investigation of the assets, Liabilities, properties, business and operations of DAIRY , and such examination of the books, records, tax returns, results of operations and financial condition of DAIRY, as Canada Inc. wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholders and DAIRY and the employees and representatives of DAIRY, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such review and examination.

Section 6.06. Acquisition Proposal. From the date hereof through the Closing Date, neither the Shareholders nor DAIRY, nor any of the officers, directors, Faffiliates, employees, representatives or agents of DAIRY, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any Contract with any person, entity or group (other than Canada Inc. or Northwest) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of DAIRY or any disposition of any of the DAIRY Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. The Shareholders shall promptly communicate to Northwest the terms of any Acquisition Proposal which any of them may receive.

Section 6.07. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

Section 6.08. Delivery of Financial Statements. (a) On or before the Closing Date, the Shareholders shall cause DAIRY to provide the following financial statements to Northwest, which shall collectively be referred to as the "Financial Statements".

      (i) Audited balance sheets as of the end of each of the two most recent fiscal years or such shorter period as DAIRY (including its predecessors) has been in existence;

      (ii) Audited statements of income and cash flow for each of the three fiscal years preceding the date of the audited balance sheet referred to in (1) above or such shorter period as DAIRY (including its predecessors) has been in existence;

      (iii) An interim balance sheet as of September 30, 2004; and

      (vi) For the interim period between the date of the audited balance sheet referred to in (1) above and September 30, 2004, and for the corresponding period of the preceding fiscal year, statements of income and cash flows.

      (b) The audited financial statements referred to in (a)(i) and (a)(ii) above shall be audited by a independent certified public accountants or independent chartered accountants that have been duly registered and in good standing with the Securities and Exchange Commissions' PCAOB. The interim financial statements referred to in (a)(iii) and (a)(vi) above may be unaudited.
(c) DAIRY shall also provide a letter from its auditors referred to in (b) above in which the auditors shall state that they will be able to complete its review of DAIRY's interim financial statements for filing, as required by the Securities and Exchange Commission and provide assistance to Canada Inc.'s auditors in the preparation of pro forma financial statements of Canada Inc.
showing the affects of the acquisition of DAIRY, within 75 days after the Closing.

Section 6.09 Public Announcements. Except as required by any applicable law, rule or regulation, prior to the Closing DAIRY shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of Northwest.

Section 6.10. Northwest Shares. Northwest shall, upon demand by the holders of the Canada Inc. Shares, cause the transfer agent, and hereby gives the transfer agent the power to, issue to each such holder an equivalent number of the Northwest Shares upon presentation of the stock certificates representing the Canada Inc. Shares.

                                   ARTICLE VII
  CONDITIONS PRECEDENT TO THE OBLIGATION OF CANADA INC. AND NORTHWEST TO CLOSE

The obligation of Canada Inc. and Northwest to enter into and complete the Closing is subject, at Canada Inc.'s and Northwest's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 7.01. Representations and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period. The Shareholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Shareholders shall have delivered to Canada Inc. a certificate dated the Closing Date, and signed by each Shareholder to the foregoing effect.

Section 7.02. Governmental Permits and Approvals. All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by DAIRY to continue to be carried on by DAIRY substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to Canada Inc., and Canada Inc. shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents, permits and licenses. There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 7.03. Third Party Consents. All consents, permits and approvals from parties to contracts with DAIRY that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with DAIRY in full force and effect after the Closing shall have been obtained.

Section 7.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on DAIRY.

Section  7.05  No  Change  in   Capitalization.   On  the  Closing   Date,   the
capitalization of DAIRY shall be as represented in Section 3.02.

Section 7.06. Reimbursement of Expenses. At the Closing, DAIRY will pay up to US$25,000 non-refundable fee to the Escrow Agent as reimbursement to Northwest for various fees and expenses of Northwest and/or its affiliates that they have or will disbursed for completion of this transaction.

Section 7.07. Board and Shareholder Approval. Prior to the Closing, DAIRY will obtain from its Board of Directors and its shareholders approval of this Agreement and the transactions contemplated hereby.

Section 7.08. Cancellation Fee. In the event that the transactions contemplated by this Agreement are not closed by February 28 as the result of any breach by DAIRY of its obligations hereunder, a material misrepresentation by DAIRY to Canada Inc. or Northwest, or the failure of DAIRY or its auditors' inability or failure or refusal to provide the necessary audits and reviews of the Financial Statements as required pursuant to Section 5.12 above, DAIRY shall pay to Northwest a cancellation fee of US$50,000.

                                  ARTICLE VIII
                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                            THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Closing is subject, at the Shareholder's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01. Representations and Covenants. The representations and warranties of Canada Inc. and Northwest contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period. Canada Inc. and Northwest shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Canada Inc. and Northwest shall have delivered to the Shareholders a certificate dated the Closing Date, and signed by an appropriate officer of Canada Inc. and Northwest to the foregoing effect.

Section 8.02. No Change in Capitalization. On the Closing Date, the capitalization of Canada Inc. and Northwest shall be as represented in Section
4.05 and Section  5.05,  plus the  issuances  as  contemplated  in Section  2.02 hereof.

Section 8.03. Financial Liabilities at Closing. As of the Closing Date, neither Canada Inc. nor Northwest shall have any assets or liabilities existing, contingent or otherwise.

Section 8.07. Board and Shareholder Approval. (a) Prior to the Closing, Canada Inc. and Northwest shall obtain the approval of their respective Board of Directors of this Agreement and the transactions contemplated hereby.

Section 8.08 Indebtedness to and from Officers, Directors and Stockholders. Neither Canada Inc. or Northwest is indebted to any officer, director, or stockholder of either in any amount whatsoever.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

      The parties hereto hereby make the following covenants and promises to the other with the express understanding that such covenants and promises shall survive past the Closing Date.

Section 9.01. Recapitalization. The Shareholders shall not vote in favor of any reverse split of Canada Inc.'s or Northwest's stock that is proposed by the Board of Directors of Canada Inc. or Northwest or any shareholders of Canada Inc. or Northwest at any time during the two (2) year period that commences on the Closing Date.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1 Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 10.2 Additional Documentation. The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 10.3 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 10.4 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 10.5 Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated; PROVIDED, HOWEVER, the parties shall share in the cost of the preparation of this Agreement.

Section 10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

"SHAREHOLDERS"                        6351492 CANADA INC, a Canadian corporation

                                      By:
--------------------------------      ------------------------------------------
                                      Name:
                                      Title:

                                      Northwest Horizon Inc.


                                      By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A
                              LIST OF SHAREHOLDERS

                                    EXHIBIT B
                         ALLOCATION OF NORTHWEST SHARES
                              TO DAIRY SHAREHOLDERS

                                  SCHEDULE 3.01
                          DAIRY'S LIST OF JURISDICTIONS

1.

                                  SCHEDULE 3.02
                             CAPITALIZATION OF DAIRY

                                  SCHEDULE "A"
                                  SECTION 3.08

                   WARRANTS, OPTIONS, ROFR, PRE-EMPTED RIGHTS

                                SCHEDULE "B" 3.13
                            OPERATIONS OF THE COMPANY

                                SCHEDULE "C" 3.16
                                LIST OF CONTRACTS

                                SCHEDULE "D" 3.18
                      OFFICERS DIRECTORS AND KEY EMPLOYEES

                                  SCHEDULE 4.05
               CAPITALIZATION OF NORTHWEST AS OF DECEMBER 1, 2005

                                  SCHEDULE 5.05
                           CAPITALIZATION OF NORTHWEST




                                       29